Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 18, 2026, with respect to the consolidated financial statements of The Magnum Ice Cream Company N.V., incorporated herein by reference.

/s/ KPMG Accountants N.V.

Amstelveen, the Netherlands

June 11, 2026.